EXHIBIT 10.1

MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT (the “Agreement”), dated as of June 4, 2008 between NP FLM L.L.C., a Delaware limited liability company, PREMIER NSN L.L.C., a Delaware limited liability company, ASBURY ATLANTA JAGUAR L.L.C., a Delaware limited liability company, ASBURY ATLANTA LEX L.L.C., a Delaware limited liability company, CN MOTORS, LTD., a Florida limited partnership, C&O PROPERTIES, LTD., a Florida limited partnership, CFP MOTORS, LTD., a Florida limited partnership, AVENUES MOTORS, LTD., a Florida limited partnership, AF MOTORS, L.L.C., a Delaware limited liability company, ALM MOTORS, L.L.C., a Delaware limited liability company, ASBURY-DELAND IMPORTS, L.L.C., a Delaware limited liability company, COGGIN CHEVROLET L.L.C., a Delaware limited liability company, COGGIN CARS L.L.C., a Delaware limited liability company, CH MOTORS, LTD., a Florida limited partnership, HFP MOTORS L.L.C., a Delaware limited liability company, CROWN GPG L.L.C., a Delaware limited liability company, CROWN CHV L.L.C., a Delaware limited liability company, CROWN GHO L.L.C., a Delaware limited liability company, CROWN GDO L.L.C., a Delaware limited liability company, CROWN RIB L.L.C., a Delaware limited liability company, CROWN MOTORCAR COMPANY L.L.C., a Delaware limited liability company, ASBURY AUTOMOTIVE ATLANTA L.L.C., a Delaware limited liability company, MCDAVID IRVING-HON, L.L.C., a Delaware limited liability company, MCDAVID PLANO-ACRA, L.L.C., a Delaware limited liability company, MCDAVID AUSTIN-ACRA, L.L.C., a Delaware limited liability company, MCDAVID HOUSTON-HON, L.L.C., a Delaware limited liability company, MCDAVID HOUSTON-NISS, L.L.C., a Delaware limited liability company and ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company (each referred to herein individually and collectively as “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “WBNA”) and WACHOVIA FINANCIAL SERVICES, INC., a North Carolina corporation (together with its successors and assigns, “WFSI”) (WBNA and WFSI referred to herein individually and collectively as “Lender”).

W I T  N E S S E T H :

In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

1. Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in this Section 1.

1.1 Defined Terms:

“Affiliate” of a Person means (a) any Person directly or indirectly owning 5% or more of the voting stock or equity interests of such named Person or of which the named Person owns 5% or more of such voting stock or equity interests; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

“ALTA” means American Land Title Association, or any successor thereto.

“Applicable Margin” means as to any portion of any Loan that is a LIBOR Loan, 2.95%.

“Appraisal” means an appraisal prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, and who is State licensed or State certified if required under the laws of the State where the Property is located, who meets the requirements of FIRREA and who is otherwise acceptable to Lender in all respects.

“Arbitration Rules” has the meaning set forth in Section 10.16.

“Arkansas Borrower” means each, any and all of NP FLM L.L.C. and PREMIER NSN, L.L.C.

“Bridge Loan” or “Bridge Loans” means the six (6) month term loans made by WBNA to Bridge Loan Borrower as provided in Section 2.1.1 hereof.

“Bridge Loan Borrower” means each, any and all of Crown CHV L.L.C., C&O Properties, Ltd. and Asbury Automotive Texas Real Estate Holdings L.L.C.

“Bridge Loan Maturity Date” means December 4, 2008.

“Bridge Loan Property” has the meaning set forth in Section 2.1.3.

“Bridge Note” has the meaning set forth in Section 2.1.2 hereof.

“Business Day” means a weekday on which WBNA is open for business in Charlotte, North Carolina.

“Change in Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of transactions, of all of the properties or assets of Borrower to any Person the result of which Borrower ceases to be a Subsidiary of Guarantor; (b) the adoption of a plan relating to the liquidation or dissolution of Borrower; or (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Borrower ceases to be a Subsidiary of Guarantor.

“Closing Date” means the date on which all of the conditions precedent in Section 3 of this Agreement are satisfied and the Loans are made under this Agreement.

“Code” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the Jurisdiction or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state. Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code.

“Collateral” means the Property and all Fixtures of the Property pledged by a Borrower to Lender as security for Borrower’s Loan.

“Debt” means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, (g) obligations for deposits, and (h) obligations under Swap Agreements.

“Default” has the meaning set forth in the definition of Event of Default.

“Default Rate” on any date, means a rate per annum that is equal to 3.0% in excess of the rate otherwise applicable to the Loan or any other Obligations outstanding on such date, provided that Obligations under Swap Agreements shall bear interest at the Default Rate determined in accordance with the terms of said Swap Agreements.

“Default Period” means a period, occurring from time to time during the term of the Loan, commencing on the date on which an Event of Default occurs and continuing until the date ending on which the applicable Event of Default has been cured and such cure has been accepted by Lender in its sole and absolute discretion.

“Deposit Account” has the meaning set forth in the Code.

“Environmental Laws” means, collectively the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other “Superfund” or “Superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

“ERISA” has the meaning set forth in Section 4.14.

“Event of Default” means any event specified as such in Section 8.1 hereof (“Event of Default”), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; “Default” or “default” means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fixtures” has the meaning set forth in the Code.

“Franchise Agreements” means all franchise, personal sales and service, dealer term sales and service, public ownership agreements and other operating agreements (including, without limitation, any buy-sell agreements or similar agreements affecting the control of the business being operated at or from the Property) pursuant to which the business is being operated at or from the Property.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Governmental Authority” means any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” means Asbury Automotive Group, Inc. and any other Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Obligations of Borrower.

“Guaranty Agreement” means any guaranty now or hereafter executed and delivered by any Guarantor to Lender, as it may be modified.

“Hazardous Materials” means oil, petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials, radioactive materials, polychlorinated biphenyls (“PCBs”), and compounds containing them; lead and lead based paint, asbestos and asbestos-containing materials in any form that is or could become friable, underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which at any Property is prohibited by any Governmental Authority; any substance that requires special handling; and any other hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants defined as such under any existing or future Environmental Law.

“Improvements” means all buildings and improvements now or hereafter erected on the Property and all Fixtures now or hereafter attached to or installed in or upon the Property or any buildings or improvements situated thereon.

“Interest Period” means, in respect of a LIBOR Loan, each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest in respect of such Loan is due one month thereafter, as appropriate for the then applicable interest rate; provided (a) the first Interest Period shall commence on the date of such Loan and end on the first day thereafter that interest in respect of such Loan is due, (b) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (c) any Interest Period that would otherwise extend past the Termination Date shall end on the Termination Date.

“Jurisdiction” means the State of North Carolina.

“Knowledge” means the actual knowledge of any Person obtained after making reasonable inquiry and exercising reasonable diligence with respect to the particular matter in question.

“Lease” means each, any and all present and future leases, subleases, licenses, or occupancy agreements of all or any portion of any Property, together with any renewals, modifications or replacements thereof, and any options, rights of first refusal or guarantees of any lease now or hereafter in effect.

“LIBOR” means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months in each Interest Period, as reported on Telerate Successor page 3750 as of 11:00 a.m., London time, on the second London business day before such Interest Period begins (or if not so reported, then as determined by Lender from another nationally recognized source or interbank quotation).

“LIBOR Business Day” means with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Loan, any day that is a Business Day and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“LIBOR Loan” means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the LIBOR Rate.

“LIBOR Rate” means 1-month LIBOR.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Obligations, whether arising by agreement or under any statute or law or otherwise.

“Loan” or “Loans” means the Bridge Loans and the Term Loans.

“Loan Documents” means this Agreement, each Mortgage, Note, Guaranty Agreement, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time, but does not include Swap Agreements.

“Material Adverse Effect” means any (a) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) material adverse effect upon the properties, business, or condition (financial or otherwise) of Borrower, Guarantor and/or any other Person obligated under any of the Loan Documents, (c) material adverse effect upon the ability of Borrower, Guarantor or any other Person to fulfill any obligation under any of the Loan Documents, or (d) material adverse effect on the Collateral.

“Material Agreement” means an agreement to which Borrower or Guarantor is a party (other than the Loan Documents) (a) which is deemed to be a material contract as provided in Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933 or (b) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect and shall include, without limitation, any Franchise Agreement, dealership agreement and operating lease.

“Material Casualty Loss” has the meaning set forth in Section 5.6.4 hereof.

“Mortgage” means any mortgage, deed of trust or similar instrument now or hereafter executed by Borrower or other Person granting Lender a security interest in any Collateral and granting Lender an assignment of the Leases to secure the Obligations of such Borrower, as modified, restated or replaced from time to time.

“Note” or “Notes” shall mean each Bridge Note, each Term Note and any other promissory note now or hereafter evidencing any Obligations, and all modifications, extensions and renewals thereof.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

“Obligations” means, with respect to each Borrower, all obligations now or hereafter owed to Lender or any Affiliate of Lender by such Borrower related to the Loans, this Agreement or the Loan Documents, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loans, all fees, all costs of collection, attorneys’ fees and expenses of or advances by Lender which Lender pays or incurs in discharge of obligations of such Borrower under the Loan to such Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral owned by such Borrower, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

“Parent” means any corporation, partnership or other entity that directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, of a Person or which effectively controls such Person.

“Permitted Debt” has the meaning set forth in Section 6.1 hereof.

“Permitted Liens” has the meaning set forth in Section 6.2 hereof.

“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

“Properly Contested” means, in the case of any Debt of any Borrower or Guarantor (including any taxes) that is not paid as and when due or payable by reason of such Borrower’s or Guarantor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (a) such Debt is being properly contested in good faith by appropriate proceedings timely instituted and diligently conducted; (b) such Borrower or Guarantor has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture or sale of any assets of such Borrower or Guarantor; (d) no Lien is imposed upon any of such Borrower’s or Guarantor’s assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (e) if the Debt results from, or is determined by the entry, rendition or issuance against such Borrower or Guarantor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; (f) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Borrower or Guarantor, such Borrower or Guarantor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith; and (g) such Borrower shall notify Lender thereof.

“Property” means, with respect to each Borrower, each, any and all of the Bridge Loan Property and/or the Term Loan Property, as the case may be, mortgaged to Lender as security for the Loan to such Borrower.

“Purchase Documents” has the meaning set forth in Section 3.2.13 hereof.

“Regulated Materials” means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Revolving Credit Agreement” means that Revolving Credit Agreement, dated as of March 23, 2005, among Asbury Automotive Group, Inc., certain subsidiaries of Asbury Automotive Group, Inc. (including Borrower), certain lenders, JPMorgan Chase Bank, N.A., as Administrative Agent and Floor Plan Agent for the lenders, and Bank of America, N.A., as syndication agent, as modified, renewed or extended from time to time.

“Sanctioned Country” means a country subject to the sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/ or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Senior Officer” means the chairman of the board of directors, the president or the chief financial officer of Borrower.

“Solvent” means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair value greater than its liabilities, at fair valuation.

“Subsidiary” means any corporation, partnership or other entity in which a Person, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

“Survey” means a survey prepared by a surveyor located in the state where the applicable Property is located and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policy and containing a certification of such surveyor reasonably satisfactory to Lender.

“Swap Agreement” has the meaning for swap agreement as defined in 11 U.S.C. § 101, as in effect from time to time, or any successor statute, and includes, without limitation, any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement.

“Tenant” means each, any and all of CN Motors, Ltd., which is the tenant of the Property located at 9401 Atlantic Boulevard, Jacksonville, Duval County, Florida, Premier Automotive on Atlantic, LLC, which is the subtenant of the Property located at 9401 Atlantic Boulevard, Jacksonville, Duval County, Florida and each, any and all other tenants under a Lease for any Property.

“Termination Date” means, (a) as to the Bridge Loan, the earliest of (i) the Bridge Loan Maturity Date, and (ii) the date on which Lender terminates its obligation to make Loans and other extensions of credit to Borrower pursuant to Section 8.2 hereof, and (b) as to the Term Loan, the earliest of (i) the Term Loan Maturity Date, and (ii) the date on which Lender terminates its obligation to make Loans and other extensions of credit to Borrower pursuant to Section 8.2 hereof.

“Term Loan” or “Term Loans” means the term loans made by Lender to Borrower pursuant to Section 2.1 of this Agreement.

“Term Loan Commitment” means the commitment of Lender to make the Term Loans in accordance with the provisions of Section 2.1.4 of this Agreement.

“Term Loan Maturity Date” means June 4, 2013.

“Term Loan Property” has the meaning set forth in Section 2.1.6 of this Agreement.

“Term Note” has the meaning set forth in Section 2.1.5 of this Agreement.

“Third Party Agreement” means a waiver or subordination of Liens satisfactory to Lender from any Tenants, subtenants, lessors, mortgagees or other third parties that might have lienholders’ enforcement rights against any Collateral, waiving or subordinating those rights in favor of Lender and assuring Lender’s access to the Collateral in exercise of Lender’s rights hereunder and such estoppel certificates, subordination and attornment agreements and other documents or agreements as Lender may reasonably require from any Tenant or subtenant.

“Title Insurance Policy” means an ALTA mortgagee title insurance policy (or if the Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted by such State and acceptable to Lender) in form and substance and containing endorsements to the extent available under the title insurance regulations under the law of the applicable State) and affirmative coverages (to the extent available under the title insurance regulations under the law of the applicable State) reasonably acceptable to Lender and issued with respect to each Property and insuring the lien of the Mortgage encumbering the Property.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

1.2 Financial Terms. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

2. The Credit Facility Interest and Fees.

2.1 The Credit Facilities.

2.1.1 Bridge Loan Commitment. WBNA agrees, on the terms and conditions set forth in this Agreement and the Bridge Note, to make a Bridge Loan to each Bridge Loan Borrower in the principal amount set forth on Exhibit A-1 attached hereto and made a part hereof. The Bridge Loans shall be funded by WBNA on the Closing Date. The proceeds of each Bridge Loan shall be used solely by Bridge Loan Borrower to finance the purchase of its respective Bridge Loan Property.

2.1.2 Bridge Note. On the Closing Date, each Bridge Loan Borrower shall execute and deliver to WBNA a promissory note in the principal amount set forth on Exhibit A-1 attached hereto and made a part hereof (each, a “Bridge Note”). Each Bridge Note shall be in the form of Exhibit A-2 attached hereto and made a part hereof, which Bridge Note, in addition to the records of WBNA, shall evidence the Bridge Loan and interest accruing thereon. The outstanding principal amount and all accrued interest under the Bridge Note shall be due and payable in accordance with the terms of the Bridge Note and this Agreement.

2.1.3 Bridge Loan Property Mortgages. On the Closing Date, each Bridge Loan Borrower shall execute and deliver to WBNA a Mortgage as to each Bridge Loan Borrower’s Property set forth on Exhibit A-3 attached hereto and made a part hereof (each, a “Bridge Loan Property”).

2.1.4 Term Loan Commitment. Lender agrees, on the terms and conditions set forth in this Agreement and the Term Notes, to make a Term Loan to each Borrower in the principal amount set forth on Exhibit A-4 attached hereto and made a part hereof. The Term Loans shall be funded by Lender on the Closing Date. The proceeds of each Term Loan shall be used solely by Borrower to finance the purchase of its respective Term Loan Property.

2.1.5 Term Notes. On the Closing Date, (a) each Borrower (other than an Arkansas Borrower) shall execute and deliver to WBNA a promissory note in the principal amount set forth on Exhibit A-4 attached hereto and made a part hereof, and (b) each Arkansas Borrower shall execute and deliver to WFSI a promissory note in the principal amount set forth on Exhibit A-4 attached hereto and made a part hereof (each, a “Term Note”). Each Term Note shall be in the form of Exhibit A-5 attached hereto and made a part hereof, which Term Note, in addition to the records of Lender, shall evidence the Term Loan and interest accruing thereon. The outstanding principal amount and all accrued interest under a Term Note shall be due and payable in accordance with the terms of the Term Note and this Agreement.

2.1.6 Term Loan Property Mortgages. On the Closing Date, (a) each Borrower (other than an Arkansas Borrower) shall execute and deliver to WBNA a Mortgage as to each Borrower’s Term Loan Property set forth on Exhibit A-6 attached hereto and made a part hereof, and (b) each Arkansas Borrower shall execute and deliver to WFSI a Mortgage as to each Arkansas Borrower’s Property set forth on Exhibit A-6 attached hereto and made a part hereof (each property set forth on Exhibit A-6, a “Term Loan Property”).

2.2 Interest. Each Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loan made to it from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at the Applicable Margin for such LIBOR Loan plus the LIBOR Rate. Such interest rate shall be fixed for each Interest Period for which it is determined and shall apply for that Loan.

2.3 Repayment of Loans. The principal amount of each Loan is due and payable and shall be repaid by each Borrower in accordance with the provisions of each applicable Note.

2.4 Additional Payment Provisions.

2.4.1 Payment of Other Obligations. The balance of the Obligations under the Loan Documents requiring the payment of money shall be repaid by Borrower to Lender as and when provided in the relevant Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

2.4.2 Time and Location of Payment. Borrower shall make each payment of principal of and interest on its respective Loan and fees hereunder not later than 2:00 p.m. (local time Charlotte, North Carolina) on the date when due, without set off, counterclaim or other deduction. Each Borrower shall cooperate with each other Borrower so that the respective payments due on the Loans are aggregated in one payment which shall be equal to the amount then due on all Loans in immediately available funds by wire transfer to Lender. Each such aggregated payment shall include a written confirmation from Borrower that it has joined in the wire of the aggregated funds and the amount to be allocated to its Loan. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

2.4.3 Late Charge. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to 5% of each payment past due for 10 or more days. This late charge shall not apply to payments due at maturity or by acceleration of the applicable Loans, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

2.4.4 Swaps are Independent. Any prepayment shall not affect Borrower’s obligation to continue making payments under any Swap Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap Agreement.

2.4.5 Releases of Individual Property. Lender agrees, upon the request of a Borrower, to release such Borrower’s Property from the lien of the Mortgage securing the Loan to such Borrower upon the payment to Lender of an amount equal to then outstanding principal amount of such Borrower’s Loan, plus all accrued interest and other expenses payable under the Loan Documents as to such Loan. If a Borrower at any time owns more than one Property, then so long as there is no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, under the Loan Documents, Lender will, upon the request of such Borrower, release a Property from the lien of the Mortgage securing the Loan to such Borrower upon the payment to Lender of a principal prepayment of the Borrower’s Loan in an amount equal to 100% of the principal amount of the Loan allocated to such Property as set forth on Exhibit A-1 or Exhibit A-4, as the case may be, plus all accrued interest and other expenses due and payable under the Loan Documents as to such Loan. Upon repayment in full of the Loan extended to a Borrower hereunder, such Borrower shall be released from all further liability and obligations under the Loan Documents (other than those obligations of Borrower that expressly survive under the Loan Documents).

2.5 Default Rate. In addition to all other rights contained in the Loan Documents, if an Event of Default occurs, the principal amount of all outstanding Obligations, other than Obligations under any Swap Agreements between Borrower and Lender or its Affiliates, may, at Lender’s option, bear interest at the Default Rate. The Default Rate shall apply from acceleration until such Obligations or any judgment thereon is paid in full.

2.6 Calculation of Interest. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

2.7 Facility Fee. Borrower shall pay to Lender a non-refundable, fully earned facility fee in the aggregate amount of $181,330 of which $180,000 has been paid and receipt is hereby acknowledged and $1,330 of which is due and payable on the Closing Date.

2.8 Statement of Account. If Lender provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within forty-five (45) days after receipt.

2.9 USA Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

3. Conditions Precedent to Extensions of Credit. In addition to any other requirement set forth in this Agreement, Lender shall not be required to fund the Loans or make any other extension of credit hereunder unless and until the following conditions shall have been satisfied by Borrower, in the sole opinion of Lender and its counsel:

3.1 Loan Documents. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Notes, the Mortgages and other required Loan Documents, as applicable, all in form and substance satisfactory to Lender.

3.2 Supporting Documents and Other Conditions. Borrower shall cause to be delivered to Lender the following documents and shall satisfy the following conditions:

3.2.1 Governing Documents. A copy of the governing instruments of each Borrower and Guarantor, and good standing certificates of each Borrower and Guarantor certified by the appropriate official of their respective states of incorporation and such other states requested by Lender in which the Collateral is located;

3.2.2 Incumbency Certificates and Resolutions. Incumbency certificate and certified resolutions of the board of directors (or other appropriate governing body) of each Borrower and Guarantor, signed by the Secretary or another authorized officer of each Borrower or Guarantor, as the case may be, authorizing the execution, delivery and performance of the Loan Documents;

3.2.3 Legal Opinions. The legal opinions of Borrower’s and Guarantor’s legal counsel, each addressed to Lender regarding such matters as Lender and its counsel may request;

3.2.4 Property Searches. Title Insurance Commitment, Surveys, zoning reports, evidence of zoning compliance and such other searches and due diligence as the Lender shall require regarding each Property;

3.2.5 Additional Searches. UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral other than Permitted Liens;

3.2.6 Insurance. Satisfactory evidence of insurance meeting the requirements of Section 5.6;

3.2.7 Security Interest Documents. The Mortgages and UCC-1 financing statements covering the Collateral shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Loan Documents; and all taxes, fees and other charges in connection with the execution, delivery and filing thereof shall duly have been paid;

3.2.8 Subordinations. Subordinations satisfactory to Lender from all Affiliates (other than Guarantor) as required by Section 5.15;

3.2.9 Third Party Agreements. Third Party Agreements as required by Lender;

3.2.10 Payoff Letters. A complete and final payoff letter from any lender whose outstanding Debt is to be satisfied by remittance of proceeds of the Loans, and, if applicable, such disbursement letter as shall be required to direct the payment of loan proceeds and discharges and/or other termination documents to release and discharge all Liens encumbering the Collateral all in recordable form and reasonably satisfactory to Lender;

3.2.11 Appraisals. All required appraisals shall have been completed to Lender’s satisfaction;

3.2.12 Environmental. All required environmental due diligence shall have been completed to Lender’s satisfaction;

3.2.13 Purchase Documents. The documents relating to Borrower’s purchase of the Property, including, without limitation, a fully executed copy of the Purchase and Sale Agreement between certain affiliates of Autostar Realty Operating Partnership and Asbury Automotive Group, Inc. as to the Property, and all exhibits and schedules thereto (collectively, the “Purchase Documents”);

3.2.14 Additional Documents. All additional opinions, documents, certificates and other assurances that Lender or its counsel may require;

3.2.15 Payment of Fees. Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Lender, and evidence of payment to other parties of all fees or costs which Borrower is required under the Loan Documents to pay by the date of the Loan;

3.2.16 No Litigation. There shall be no litigation in which any Borrower or Guarantor is a party defendant, which Lender reasonably determines may have a Material Adverse Effect;

3.2.17 Financial Information. Such financial information regarding each Borrower and Guarantor as Lender shall have requested, and Lender shall be satisfied therewith; and

3.2.18 Franchise Agreements. Copies of all Franchise Agreements.

4. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Loans or otherwise extend credit as provided for herein, each Borrower for itself severally, and not jointly, makes the following representations and warranties as to the Loan made to such Borrower and the Collateral securing such Loan, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the date of each extension of credit hereunder:

4.1 Valid Existence and Power. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on it. Borrower has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.

4.2 Authority. The execution, delivery and performance thereof by Borrower of the Loan Documents have been duly authorized by all necessary actions of Borrower, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of Borrower, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower pursuant to, any law, regulation, instrument or agreement to which Borrower is a party or by which Borrower or its properties may be subject, bound or affected.

4.3 Financial Condition. Other than (a) as disclosed in financial statements delivered on or prior to the date hereof to Lender or (b) as described on Exhibit 4.3 hereof, Borrower does not have any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of Borrower. Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower, such as general economic trends) concerning the conditions or future prospects of Borrower which has not been fully disclosed to Lender, including any adverse change in the operations or financial condition of Borrower since the date of the most recent financial statements delivered to Lender. Borrower is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan documents, Borrower will be Solvent.

4.4 Litigation. Except as disclosed on Exhibit 4.4 hereof, there are no suits or proceedings pending, or to the Knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower, or its assets, which if adversely determined would have a Material Adverse Effect.

4.5 Agreements, Etc. Borrower is not a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, which would have a Material Adverse Effect, nor is Borrower in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

4.6 Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower, or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over Borrower, which default would have a Material Adverse Effect on Borrower. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document by Borrower.

4.7 Title. Borrower has insurable title to the Property and all of the assets shown in its financial statements. Borrower owns the Property free and clear of all Liens, except Permitted Liens. Except as disclosed on Exhibit 4.7 hereof, Borrower alone has full ownership rights in the Collateral.

4.8 Collateral. The security interests granted to Lender pursuant to any Mortgage (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Mortgage, will constitute, security interests entitled to all of the rights, benefits and priorities provided by the Code and applicable State law and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising. The Collateral is intended for use solely in Borrower’s business.

4.9 Jurisdiction of Organization. The jurisdiction in which Borrower is organized, existing and in good standing, the chief executive office of Borrower where Borrower’s business records are located, all of Borrower’s other places of business and any other places where any information regarding Collateral is kept, are all correctly and completely indicated on Exhibit 4.9 hereof.

4.10 Taxes. Except to the extent Properly Contested, Borrower has filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Except to the extent Properly Contested, Borrower is not subject to any federal, state or local tax Liens nor has Borrower received any notice of deficiency or other official notice to pay any taxes. Except to the extent Properly Contested, Borrower has paid all sales and excise taxes payable by it.

4.11 Labor Law Matters. No goods or services have been or will be produced by Borrower in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

4.12 Judgment Liens. Neither Borrower nor any of its assets are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

4.13 Environmental. Except as disclosed in the reports and assessments identified on Exhibit 4.13 hereof or as otherwise disclosed on Exhibit 4.13 hereof, Borrower warrants and represents to Lender, that: (a) Borrower has inspected and is familiar with the environmental condition of each Property; (b) each Property and Borrower, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable Environmental Laws; (c) each Property is not and has never been used to generate, handle, treat, store or dispose of, in any quantity, Hazardous Materials in violation of any Environmental Laws; (d) no Hazardous Materials (including asbestos, mold or lead paint in any form) are located on or under any Property or emanate from any Property or have been disposed of, stored or treated on or about any Property in violation of any Environmental Laws; (e) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (f) no violation notice has been received with regard to any Hazardous Material on any Property; (g) no action, investigation or proceeding is pending or to Borrower’s Knowledge overtly threatened which seeks to enforce any right or remedy against Borrower or any Property under any Environmental Law; (h) neither Borrower nor any occupant of the Property, is subject to any remedial obligations as to the Property under Environmental Laws relating to Hazardous Materials, health or the environment; (i) it has not, nor will it, release or waive the liability of any previous owner, lessee or operator of the Property or any party who may be potentially responsible for the presence of or removal of Hazardous Material from the Property, nor has it made promises of indemnification regarding Hazardous Material on the Property to any party, except as contained herein and in the Loan Documents; and (j) all licenses, permits and other governmental or regulatory actions necessary for the Property to comply with Environmental Laws shall be obtained and maintained and Borrower shall assure compliance therewith.

4.14 ERISA. Borrower has furnished to Lender true and complete copies of the latest annual report required to be filed pursuant to Section 104 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to each employee benefit plan or other plan maintained for employees of Borrower or any Subsidiary and covered by Title IV of ERISA (a “Plan”), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a “Termination Event” shall mean a “reportable event” as defined in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither Borrower nor any Subsidiary has any unfunded liability with respect to any such Plan.

4.15 Investment Company Act. Neither Borrower nor any Subsidiary nor Guarantor is an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.16 Sanctioned Persons; Sanctioned Countries. Borrower (a) is not a Sanctioned Person nor (b) does it do business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC. The proceeds of any Loan will not be used to fund any operation in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

4.17 Compliance with Covenants; No Default. Borrower is, and upon funding of the Loans on the Closing Date will be, in compliance with all of the covenants hereof. No Event of Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loans on the Closing Date will not cause an Event of Default.

4.18 Full Disclosure. There is no material fact of which Borrower has Knowledge that Borrower has not disclosed to Lender which could have a Material Adverse Effect. No Loan Document, nor any agreement, document, certificate or statement delivered by Borrower to Lender, contains any untrue statement of a material fact or omits to state any material fact which Borrower has Knowledge of necessary to keep the other statements from being misleading.

4.19 Utilities and Public Access. To Borrower’s Knowledge, the Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and drain facilities adequate to service the Property for its intended use. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right of way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the respective Title Insurance Policy. To Borrower’s Knowledge, all roads necessary for the use of the Property for its current respective purpose have been completed, are physically open and dedicated to public use and have been accepted by all Governmental Authorities.

4.20 Condemnation. Except as described in Exhibit 4.20 hereof, no condemnation or other similar proceeding has been commenced, or to Borrower’s Knowledge, is overtly threatened or contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to such Property.

4.21 Use and Operation of Property. Except to the extent disclosed on Exhibit 4.21 hereof, each Property is used and operated by Borrower exclusively for the franchised retail motor vehicle sales, service or other related purposes as identified on Exhibit 4.21 hereof.

4.22 Certificate of Occupancy; Licenses. Except to the extent disclosed on Exhibit 4.22, to Borrower’s Knowledge, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property for its permitted use

(collectively, the “Licenses”) pursuant to Section 4.21, have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. Borrower shall keep and maintain all licenses necessary for the operation of the Property for its permitted use. To Borrower’s Knowledge, the use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.23 Flood Zone. To Borrower’s Knowledge, except as shown on the related Survey, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 5.6.1 is in full force and effect with respect to the Property.

4.24 Physical Condition. Except to the extent disclosed on Exhibit 4.24 hereof, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Except to the extent disclosed on Exhibit 4.24 hereof, the Property is free from material damage caused by fire or other casualty. Except to the extent disclosed on Exhibit 4.13 hereof, to Borrower’s Knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in material compliance with all applicable legal requirements.

4.25 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are insured against by the applicable Title Insurance Policy and/or disclosed on the related Survey.

4.26 Possession of Property. Borrower is the owner and occupier of the Property and no other Person has any possessory interest in the Property or right to occupy the same.

4.27 Survey. To Borrower’s Knowledge, the Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto.

4.28 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity and, to Borrower’s Knowledge, there are no illegal activities or activities relating to any controlled substances at the Property.

4.29 Brokerage/Developer Fees. There are no brokerage commissions or developers fees or agreements pursuant to which a third party is entitled to payment from Borrower or Guarantor relating to the acquisition of the Collateral.

4.30 Franchise Agreements. Each Franchise Agreement is valid and in full force and effect. Borrower has not received any notice of termination of any Franchise Agreement.

4.31 Inter-Company Debt. Other than trade payables incurred and receivables established in the ordinary course of business, there is no outstanding debt owed by any Borrower to any Affiliate.

5. Affirmative Covenants of Borrower. Each Borrower for itself severally, and not jointly, covenants and agrees that, as to the Loan made to such Borrower and the Collateral securing such Loan, from the date hereof and until payment in full of the Obligations and final indefeasible payment of the Obligations:

5.1 Access to Books and Records. Borrower will allow Lender, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Lender shall reasonably require, and allow Lender, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. At any time other than during a Default Period, Lender shall not conduct such inspection and/or audit more than two (2) times in any twelve (12) month period.

5.2 Business Continuity. Borrower will conduct its business in substantially the same manner and locations as such business is now and has previously been conducted.

5.3 Certificate of Full Compliance. Borrower will deliver to Lender, with the financial statements required herein, a certification by an executive officer of Borrower that Borrower is in full compliance with the financial covenants provided hereunder.

5.4 Compliance with Other Agreements. Borrower will comply with all terms and conditions contained in this Agreement, and any other Loan Documents to which it is a party, and Swap Agreements, if applicable, as in effect from time to time.

5.5 Estoppel Certificate. Furnish, within fifteen (15) Business Days after request by Lender, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.

5.6 Insurance.

5.6.1 Required Insurance. Borrower shall maintain with respect to each Property: (a) during construction of any Improvements on each Property, “all-risk” builders risk insurance which must include windstorm, hail damage, fire and vandalism (non-reporting Completed Value with Special Cause of Loss form), in an amount not less than the completed replacement value of the Improvements under construction, naming Lender as mortgagee and loss payee; (b) upon completion of construction, upon occupancy of any Improvements, and at all other times, insurance against loss or damage by fire and other casualties and hazards by insurance written on an “all risks” basis, including malicious mischief coverage, in an amount not less than the replacement cost thereof, including coverage for loss of rents or business interruption if applicable, naming Lender as loss payee and mortgagee; (c) if any Property is required to be insured pursuant to the National Flood Reform Act of 1994, and the regulations promulgated thereunder, flood insurance is required in the amount equal to the lesser of the loan amount or maximum available under the National Flood Insurance Program, but in no event should the amount of coverage be less than the value of the improved structure, naming Lender as mortgagee and loss payee. If, after closing, any Property (or any part thereof) is remapped and if the vertical Improvements are determined to be located in a special flood hazard area, Borrower must obtain and maintain a flood insurance policy. If, within forty-five (45) days of receipt of notification from Lender that any Property has been reclassified by FEMA as being located in a special flood hazard area, Borrower has not provided sufficient evidence of flood insurance, Lender is mandated under federal law to purchase flood insurance on behalf of Borrower, and Lender will add the associated costs to the principal balance of the applicable Note. If the land or any portion thereof is located in a special flood hazard area, this Agreement may be terminated by Lender at its sole option; (d) as applicable, insurance which complies with the workers’ compensation and employers’ liability laws of all states in which Borrower shall be required to maintain such insurance; and (e) commercial general liability insurance providing coverage in such amount as Lender may require but in no event less than $1,000,000.00 combined single limit, naming Lender as an additional insured; and (f) such other insurance as Lender may reasonably require from time to time.

5.6.2 Insurance Endorsement. All property insurance policies shall contain an endorsement or agreement by the insurer in form satisfactory to Lender that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower and the further agreement (within both the property and liability policies) of the insurer waiving rights of subrogation against Lender, and rights of set-off, counterclaim or deductions against Borrower.

5.6.3 Type. All insurance policies shall be in form, provide coverages, be issued by companies and be in amounts satisfactory to Lender. At least 30 days prior to the expiration of each such policy, Borrower shall furnish Lender with evidence satisfactory to Lender that such policy has been renewed or replaced or is no longer required hereunder. All such policies shall provide that the policy will not be canceled or materially amended without at least 30 days prior written notice to Lender. In the event Borrower fails to provide, maintain, keep in force, and furnish to Lender the policies of insurance required by this paragraph, Lender may procure such insurance or single-interest insurance in such amounts, at such premium, for such risks and by such means as Lender chooses, at Borrower’s expense; provided however, Lender shall have no responsibility to obtain any insurance, but if Lender does obtain insurance, Lender shall have no responsibility to assure that the insurance obtained shall be adequate or provide any protection to Borrower.

5.6.4 Insurance Proceeds. After occurrence of any loss to all or any part of any Property the cost of repair, replacement or restoration of which is reasonably anticipated to exceed $250,000 (a “Material Casualty Loss”), Borrower shall give prompt written notice thereof to Lender. In the event of a Material Casualty Loss, all insurance proceeds, including unearned premiums, shall be payable to Lender, and Borrower hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Lender and not to Lender and Borrower jointly. In the event of any Material Casualty Loss, Lender is hereby authorized by Borrower to make proof of loss if not promptly made by Borrower, and to settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and Borrower appoints Lender as its attorney-in-fact to receive and endorse any insurance proceeds to Lender, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied. Borrower shall pay the costs of collection, including attorneys’ fees, of insurance proceeds payable on account of such damage or destruction. Borrower shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Lender as security for payment of the Obligations. In the event of any Material Casualty Loss, Lender shall have the option of applying or paying all or part of the insurance proceeds to (a) the Obligations in such order as Lender may determine, (b) restoration, replacement or repair of such Property in accordance with Lender’s standard construction loan disbursement conditions and requirements, or (c) Borrower. Nothing herein shall be deemed to excuse Borrower from restoring, repairing and maintaining each Property as required herein. Notwithstanding the foregoing, provided that so long as either (a) the Material Casualty Loss affects less than fifty (50%) percent of the then current fair market value of the Property, as determined by Appraisal reviewed and approved by Lender in its reasonable judgment, and no Event of Default or event, which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred, or (b) all of the following conditions are fully satisfied by Borrower, Lender shall disburse insurance proceeds from a Material Casualty Loss for repair and restoration of a Property in accordance with Lender’s standard construction loan disbursement conditions and requirements: (i) no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred; (ii) Borrower shall have delivered evidence satisfactory to Lender that such Property can be fully repaired and restored at least six (6) months prior to the maturity of the Obligations; (iii) no Lease of such Property is cancelable or terminable by the Tenant or Borrower on account of the casualty or, if it is, the Tenant or Borrower (as applicable) has waived in writing its right to cancel; (iv) the work is performed under a fixed price or guaranteed maximum price contract satisfactory to Lender in accordance with plans and specifications and a budget satisfactory to Lender in accordance with all legal requirements; (v) Borrower shall have deposited with Lender for disbursement in connection with the restoration the greater of: (X) the applicable deductible under the insurance policies covering the loss; or (Y) the amount by which the cost of restoration of such Property to substantially the same value, condition and character as existed prior to such damage is estimated by Lender to exceed the net insurance proceeds; (vi) Borrower has paid as and when due all of Lender’s costs and expenses incurred in connection with the collection and disbursement of insurance proceeds, including without limitation, inspection, monitoring, engineering and legal fees. If not paid on demand, at Lender’s option, such costs may be deducted from the disbursements made by Lender or added to the sums secured by the Mortgage; and (g) such other terms and conditions as Lender may reasonably require.

Notwithstanding anything set forth in this Section 5.6.4 to the contrary, in the event of any loss to all or any part of any Property which is not a Material Casualty Loss, Borrower is authorized to make proof of loss, settle, adjust or compromise any claims for loss or damage under any policy or policies of insurance and shall be entitled to receive all insurance proceeds, including unearned premiums; provided that Borrower covenants to use such proceeds for the repair, replacement or restoration of the Property.

5.7 Maintain Properties. Borrower will maintain, preserve and keep its property in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents.

5.8 Non-Default Certificate From Borrower. Borrower will deliver to Lender, at such time as the interim financial statements of Guarantor are delivered to Lender under the Guaranty Agreement, a certificate signed by Borrower, in the form attached hereto as Exhibit 5.8, by a principal financial officer of Borrower warranting that no “Event of Default” as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such an Event of Default, has occurred and demonstrating Borrower’s compliance with the financial covenants contained herein.

5.9 Notice of Default and Other Notices. Borrower shall provide to Lender immediate notice of (a) the occurrence of any Event of Default and what action (if any) Borrower is taking to correct the same; (b) any rejection, return, offset, dispute, loss or other circumstance which could be expected to have a Material Adverse Effect on Borrower or on any Collateral, (c) the cancellation or termination of, or any default under, any Material Agreement to which Borrower is a party or by which any of its properties are bound; and (d) any loss or threatened loss of material licenses or permits. Borrower also shall provide to Lender a written report within thirty (30) days after the end of each quarter describing (a) each action, suit, proceeding, governmental investigation or arbitration that affects Borrower or its assets, which action, suit, proceeding, governmental investigation or arbitration, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances, is likely, in Borrower’s reasonable judgment, to result in the incurrence by Borrower of liability in an amount aggregating $250,000 or more; (b) any notice from taxing authorities as to claimed deficiencies in an amount aggregating $250,000 or more or any tax lien or any notice relating to alleged ERISA violations involving an amount at issue of $250,000 or more, and (c) any Reportable Event, as defined in ERISA. Such quarterly report will include the status of any unresolved item covered by any previous reports and provide such other information as may be reasonably requested by Lender.

5.10 Financial Information. Borrower shall furnish or cause to be furnished such information regarding the operation, business affairs, and financial condition of Borrower and Guarantor which Lender may reasonably request.

5.11 Retail Buying Relationship. Borrower shall utilize Lender, on a non-exclusive basis, as a financing source for retail contracts.

5.12 Payment of Debts. Borrower will pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

5.13 Maintenance of Existence and Rights. Borrower shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

5.14 Payment of Taxes. Borrower shall pay before delinquent all of its Debts and taxes, except and to the extent only that such taxes are being Properly Contested.

5.15 Subordination. Borrower shall cause all debt and other obligations now or hereafter owed to any Affiliate (other than Guarantor), other than trade payables incurred and receivables established in the ordinary course of business and any debt or other obligations created in connection with the current cash management system of Borrower and its Affiliates as described in Section 9.14 of the Revolving Credit Agreement which is set forth on Exhibit 5.15 hereto, to be subordinated in right of payment and security to the Obligations in accordance with subordination agreements satisfactory to Lender.

5.16 Reports and Proxies. Upon the request of Lender, Borrower will deliver to Lender, promptly, a copy of all financial statements, reports, notices, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

5.17 Leases, Subleases and Easements. Borrower shall maintain, enforce and cause to be performed all of the terms and conditions under any lease, sublease or easement which may constitute a portion of such Property. Except as otherwise provided in Section 6.13 hereof, Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), enter into any new lease of all or any portion of any Property, agree to the cancellation or surrender under any lease of all or any portion of any Property, agree to prepayment of rents, issues or profits (other than rent paid at the signing of a lease or sublease), modify any such lease so as to shorten the term, decrease the rent, accelerate the payment of rent, or change the terms of any renewal option; and any such purported new lease, cancellation, surrender, prepayment or modification made without the consent of Lender shall be void as against Lender.

5.18 Impositions; Escrow Deposit. Borrower will pay or cause to be paid all taxes, levies, assessments and other fees and charges imposed upon or which may become a lien upon any Property under any law or ordinance (all of the foregoing collectively, “Impositions”) before they become delinquent and in any event in the same calendar year in which they first become due. Upon an Event of Default or if required by Federal or State law or if required by any Lender policy applicable to commercial loans of this type, Borrower shall add to each periodic payment required under the Notes the amount estimated by Lender to be sufficient to enable Lender to pay, as they come due, all Impositions and insurance premiums which Borrower is required to pay hereunder. Payments requested under this provision shall be supplemented or adjusted as required by Lender from time to time. Such funds may be commingled with the general funds of Lender and shall not earn interest.

5.19 Use of Property. Borrower shall use and operate, and require its lessees or licensees to use and operate, each Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act and the Fair Housing Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any Lease now or hereafter affecting each Property. Borrower shall not permit any unlawful use of any Property or any use that may give rise to a claim of forfeiture of any of such Property. Except as otherwise provided in Section 6.14 hereof, Borrower shall not allow changes in the stated use of any Property from that disclosed to Lender at the time of execution hereof. Borrower shall not initiate or acquiesce to a zoning change of any Property without prior notice to, and written consent of, Lender.

5.20 Maintenance, Repairs and Alterations. Borrower shall keep and maintain each Property in good condition and repair and fully protected from the elements to the satisfaction of Lender. Borrower will not remove, demolish or structurally alter, or permit any Tenant to remove, demolish or structurally alter, any of the Improvements on any Property (except such alterations as may be required by laws, ordinances or regulations) without the prior written consent of Lender. Borrower shall promptly notify Lender in writing of any material loss, damage or adverse condition affecting any Property. Notwithstanding anything set forth in this Section 5.20 to the contrary, Borrower may, without the need to obtain Lender’s consent, make regular improvements and alterations to the Property if, in the aggregate, the costs and expenses for such improvements and alterations do not exceed $250,000 during any twelve (12) month period.

5.21 Eminent Domain. Should the entire Property or any interest therein in excess of $250,000 in value be taken or damaged by reason of any public use or improvement or condemnation proceeding (a “Material Condemnation”), or should Borrower receive any notice or other information regarding such Material Condemnation, Borrower shall give prompt written notice thereof to Lender. Lender shall be entitled to all compensation, awards and other payments or relief granted in connection with such Material Condemnation and, at its option, may commence, appear in and prosecute in its own name any action or proceedings relating thereto. Lender shall be entitled to make any compromise or settlement in connection with such taking or damage. All compensation, awards, and damages awarded to Borrower related to any Material Condemnation (the “Proceeds”) are hereby assigned to Lender and Borrower agrees to execute such further assignments of the Proceeds as Lender may require. Lender shall have the option of applying or paying the Proceeds in the same manner as insurance proceeds as provided herein. Borrower appoints Lender as its attorney-in-fact to receive and endorse the Proceeds to Lender, which appointment is coupled with an interest and shall be irrevocable as long as any Obligations remain unsatisfied.

Notwithstanding anything set forth in this Section 5.21 to the contrary, in the event of any taking or condemnation which is not a Material Condemnation, Borrower is authorized to make proof of loss, settle, adjust or compromise any claims for loss or damage with the condemning authority, and shall be entitled to receive all proceeds related thereto; provided that Borrower covenants to use such proceeds for the repair, replacement or restoration of the Property.

5.22 Environmental Condition of Property and Indemnity. Borrower represents to Lender that no portion of any Property is a protected wetland. Borrower agrees to notify Lender immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to material violations of any Environmental Laws or to the environmental condition of each Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from each Property. BORROWER SHALL PROTECT, INDEMNIFY, DEFEND, AND HOLD LENDER AND ANY PARTICIPANTS, SUCCESSORS OR ASSIGNS TO LENDER’S INTEREST IN THE LOAN, AND ANY OTHER PARTY WHO ACQUIRES ANY PORTION OF THE LOAN AT A FORECLOSURE SALE OR OTHERWISE THROUGH THE EXERCISE OF LENDER’S RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, AND ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ALL OF THE AFOREMENTIONED INDEMNIFIED PARTIES, HARMLESS FROM AND AGAINST ANY AND ALL ACTUAL OR POTENTIAL DAMAGES, PENALTIES, FINES, CLAIMS, SUITS, LIABILITIES, COSTS, JUDGMENTS AND EXPENSES, INCLUDING ATTORNEYS’, CONSULTANTS’ OR EXPERTS’ FEES OF EVERY KIND AND NATURE INCURRED, SUFFERED BY OR ASSERTED AGAINST LENDER AS A DIRECT OR INDIRECT RESULT OF OR WHICH ARISE OUT OF OR RELATE IN ANY WAY TO: (A) REPRESENTATIONS MADE BY BORROWER IN THIS SECTION BEING OR BECOMING UNTRUE IN ANY MATERIAL RESPECT; (B) BORROWER’S VIOLATION OF OR FAILURE TO MEET THE REQUIREMENTS OF ANY ENVIRONMENTAL LAWS; OR (C) HAZARDOUS MATERIALS WHICH, WHILE ANY PROPERTY IS SUBJECT TO THE MORTGAGE, EXIST ON ANY PROPERTY. LENDER SHALL HAVE THE RIGHT TO ARRANGE FOR OR CONDUCT ENVIRONMENTAL INSPECTIONS OF EACH PROPERTY FROM TIME TO TIME (INCLUDING THE TAKING OF SOIL, WATER, AIR OR MATERIAL SAMPLES). THE COST OF SUCH INSPECTIONS MADE DURING A DEFAULT PERIOD OR WHICH ARE REQUIRED BY LAWS OR REGULATIONS APPLICABLE TO LENDER SHALL BE BORNE BY BORROWER. HOWEVER, BORROWER’S INDEMNITY SHALL NOT APPLY TO ANY GROSSLY NEGLIGENT OR INTENTIONAL ACT OF LENDER WHICH TAKES PLACE AFTER FORECLOSURE OR SATISFACTION OF THE MORTGAGE. THESE INDEMNIFICATION OBLIGATIONS ARE IN ADDITION TO GENERAL INDEMNIFICATION PROVISIONS SET FORTH HEREAFTER. BORROWER’S OBLIGATIONS UNDER THIS SECTION SHALL CONTINUE, SURVIVE AND REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE REPAYMENT OF THE OBLIGATIONS, A FORECLOSURE OF OR EXERCISE OF POWER OF SALE UNDER THIS INSTRUMENT, A DELIVERY OF A DEED IN LIEU OF FORECLOSURE, A CANCELLATION OR TERMINATION OF RECORD OF THIS INSTRUMENT AND THE TRANSFER OF ANY PROPERTY.

5.23 Appraisals. Borrower agrees that Lender may obtain an Appraisal of any Property when required by the regulations of the Federal Reserve Board or the Office of the Comptroller of the Currency, or any other regulatory agency or at such other times as Lender may reasonably require. Such Appraisals shall be performed by an independent third party appraiser selected by Lender. The cost of such Appraisals shall be borne by Borrower. If requested by Lender, Borrower shall execute an engagement letter addressed to the appraiser selected by Lender. Borrower’s failure or refusal to sign such an engagement letter, however, shall not impair Lender’s right to obtain such an Appraisal. Borrower agrees to pay the cost of such Appraisal within ten (10) days after receiving an invoice for such Appraisal.

5.24 Inspections. Lender, or its representatives or agents, are authorized to enter at any reasonable time upon any part of any Property for the purpose of inspecting any Property and for the purpose of performing any of the acts it is authorized to perform under the terms of the Mortgage.

5.25 Liens and Subrogation. Borrower shall pay and promptly discharge all liens, claims and encumbrances upon any Property. Borrower shall have the right to contest in good faith the validity of any such lien, claim or encumbrance, provided: (a) such contest suspends the collection thereof or there is no danger of any Property being sold or forfeited while such contest is pending; (b) Borrower first deposits with Lender a bond or other security satisfactory to Lender in such amounts as Lender shall reasonably require; and (c) Borrower thereafter diligently proceeds to cause such lien, claim or encumbrance to be removed and discharged. Lender shall be subrogated to any liens, claims and encumbrances against Borrower or any Property that are paid or discharged through payment by Lender or with loan proceeds, notwithstanding the record cancellation or satisfaction thereof.

5.26 Further Assurances. Borrower shall take such further action and provide to Lender such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

6. Negative Covenants of Borrower. Each Borrower for itself severally, and not jointly, covenants and agrees, as to the Loan made to such Borrower and the Collateral securing such Loan, that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower:

6.1 Debt. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except the following (“Permitted Debt”):

(a) The Obligations;

(b) Any Debt evidenced by the Revolving Credit Agreement or any refinancing, modification, renewal or amendment of the Revolving Credit Agreement, including any increases in the aggregate principal amounts; provided, however, that nothing contained in this Section 6.1(b) shall be deemed to modify Section 5.15 hereof;

(c) Any other Debt permitted under the Revolving Credit Agreement or any refinancing, modification, renewal or amendment thereof;

(d) Endorsement of checks for collection in the ordinary course of business;

(e) Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due; and

(f) Debt existing on the Closing Date and not otherwise permitted under this Section 6.1, as set forth on Exhibit 6.1 hereto, and the renewal and refinancing (but not the increase in the aggregate principal amount) thereof.

6.2 Liens. Shall not create or permit any Liens on any Property except the following (“Permitted Liens”):

(a) Liens securing the Obligations;

(b) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due and payable or which are being Properly Contested;

(c) The claims of materialmen, mechanics, carriers, warehousemen, processor or landlords arising out of operation of law so long as the obligations secured thereby are not past due or are being Properly Contested;

(d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws; and

(e) Judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (i) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (ii) the validity and/or amount of the claims secured thereby are being Properly Contested and (iii) such Liens do not, in the aggregate, materially detract from the value of the Collateral or materially impair the use thereof in the operation of the Property.

6.3 Change in Business. Shall not enter into any business which is different from the business in which it is engaged on the Closing Date, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of the business in which it is engaged on the Closing Date.

6.4 No Substitution of Collateral. Borrower shall not substitute any Collateral without Lender’s prior written consent.

6.5 No Change in Name, Offices or Jurisdiction of Organization; Removal of Collateral. Shall not change its name or the jurisdiction in which Borrower is organized or, unless it shall have given 30 days’ advance written notice thereof to Lender, change the location of its chief executive office or other office where books or records are kept, or permit the removal of any Fixtures from any Property.

6.6 No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction in connection with the Property.

6.7 Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

6.8 Subsidiaries. Shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its Parent.

6.9 Change of Fiscal Year or Accounting Methods. Shall not change its fiscal year or its book accounting methods except as required by GAAP or applicable law. Borrower’s fiscal year end is December 31 as of the Closing Date. As used herein, the term “book accounting methods” means accounting methods which affect numbers reported to the Securities and Exchange Commission (as distinguished from tax accounting methods used in reporting to the Internal Revenue Service).

6.10 Zoning. Shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

6.11 Affiliate Transactions. Shall not, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to, enter into, or be a party to, any transaction with an Affiliate of Borrower (other than a Subsidiary) or any of the partners of Borrower, except on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

6.12 Franchise. Shall not use the Property or permit the Property to be used for any different or additional franchise from the franchise operated at the Property as of the Closing Date (as set forth on Exhibit 4.21 hereof) (the “Original Franchise”) without the prior written consent of Lender. Notwithstanding anything set forth in this Section 6.12 to the contrary, Borrower may use the Property or permit the Property to be used for an additional franchise so long as, within thirty (30) days of such occurrence (a) Borrower provides Lender written notice of the addition of a franchise, (b) Borrower provides Lender a copy of the applicable Franchise Agreement, and (c) unless the Lender otherwise consents in writing, the Original Franchise is still operated at the Property.

6.13 Leases. Shall not lease any Property to any Person (including an Affiliate of Guarantor or Borrower) without Lender’s prior written consent. Notwithstanding anything set forth in this Section 6.13 to the contrary, any Property may be leased, in whole or in part, to any Affiliate of Guarantor so long as (i) Asbury Automotive, Inc. is a guarantor of the lease, (ii) Borrower has provided Lender thirty (30) days’ prior written notice of such lease, (iii) Lender has approved, in its reasonable discretion, the form of lease and guaranty of lease, and (iv) Borrower has delivered to Lender any Third Party Agreements required by Lender and such other information regarding the operation, business affairs, and financial condition of the proposed tenant which Lender may reasonably request.

6.14 Change of Control. Shall not make, permit or suffer a Change in Control without the prior written consent of Lender.

7. Other Covenants of Borrower. Borrower covenants and agrees that from the date hereof and until payment in full of its Obligations and the termination of this Agreement, Borrower shall comply with the following additional covenants:

7.1 Minimum Fixed Charge Coverage Ratio. Each Borrower (other than the Bridge Loan Borrowers) shall, at all times, maintain a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00. This covenant shall be measured annually. “Fixed Charge Coverage Ratio” shall mean (X) the sum of (a) net income before taxes from operations, (b) non-floorplan interest expense, (c) depreciation, (d) amortization, and (e) charges for impairment of goodwill and intangible assets, divided by (Y) the sum of (a) Current Maturities of Long Term Debt, and (b) non-floorplan interest expense. As used herein Current Maturities of Long Term Debt shall include scheduled amortization of the principal portion of all funded Debt and lease expenses.

7.2 Due on Sale or Further Encumbrance or Transfer of an Interest in Borrower. Without the prior written consent of Lender in each instance and subject to the provisions in Section 2.4.5 hereof, no Borrower shall (a) sell, convey, transfer or encumber its Property, or any part thereof or interest therein, whether legal or equitable, (b) cause or permit any transfer of its Property or any part thereof, whether voluntarily, involuntarily or by operation of law, or (c) enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of such Property. A “transfer” of the Property includes: (i) the direct or indirect sale, transfer or conveyance of such Property or any portion thereof or interest therein; (ii) the execution of an installment sale contract or similar instrument affecting all or any portion of such Property; (iii) if Borrower or any general partner or member of Borrower, is a corporation, partnership, limited liability company, trust or other business entity, the transfer, pledge, assignment or encumbrance (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity including, without limitation, changes in stockholders, partners, members, managers, trustees, beneficiaries, or their respective interests; whether directly or indirectly, but only to the extent the same results in a Change of Control; (iv) if Borrower, or any general partner or member of Borrower, is a corporation, the creation or issuance of new stock by which an aggregate of more than 50% of such corporation’s stock shall be vested in a party or parties who are not now stockholders; and (v) an agreement by

Borrower leasing all or a substantial part of any Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

8. Default.

8.1 Events of Default. Each of the following shall constitute an Event of Default:

8.1.1 Non-payment. There shall occur any default by any Borrower in the payment, when due, of any principal of or interest on any Note or any fee due, any other amounts due hereunder or any other Loan Document, or any other Obligations; or

8.1.2 Non-Performance. There shall occur any default by any Borrower in the performance of any agreement, covenant or obligation contained in Section 5.9, 5.10, 5.13, or Section 6 or Section 7 of this Agreement; or

8.1.3 Default under other Loan Documents. There shall occur any default by any Borrower or Guarantor in the performance of any other agreement, covenant or obligation contained in this Agreement or any other Loan Document not provided for elsewhere in this Section 8 and the breach of such other agreement, covenant or obligation is not cured to Lender’s satisfaction within 30 days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30-day period or which is a willful and knowing breach by any Borrower or such other party; or

8.1.4 Untrue Representation. Any representation or warranty made by any Borrower, Guarantor or any other party to any Loan Document (other than Lender), herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

8.1.5 Cross-Default. Any other obligation now or hereafter owed by any Borrower or any Guarantor to Lender or any Affiliate of Lender, including, without limitation, under a Guaranty Agreement, shall be in default and not cured within the notice and grace period, if any, provided therein; or

8.1.6 Borrower’s failure to pay other Debt. Any Borrower shall fail to make any payment in respect of its outstanding Debt (other than the Obligations) in an aggregate principal amount of $250,000 or more when due after the expiration of any applicable grace period, or any event or condition shall occur which results in the acceleration of the maturity of such Debt (including, without limitation, any required mandatory prepayment or “put” of such Debt to any such Person) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or a commitment related to such Debt (or any Person acting on such holders’ behalf) to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or “put” of such Debt to such Person); or

8.1.7 Guarantor’s failure to pay other Debt. A default (other than a default in the payment of principal or interest) shall be made with respect to Guarantor’s or any of its Subsidiaries outstanding Debt (other than the Obligations), if the total amount of such Debt in default exceeds in the aggregate, an amount equal to $20,000,000 and if the effect of any such default or defaults shall be to accelerate, or to permit the holder or obligee of any such Debt (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of any such Debt; or any payment of principal or interest, regardless of amount, on any Debt of Guarantor (other than the Obligations), which indebtedness exceeds in the aggregate an amount equal to $20,000,000, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace as specified in the instrument evidencing or governing such Debt); or

8.1.8 Default under the Revolving Credit Agreement. There shall occur any default under the Revolving Credit Agreement, which is not cured within any applicable grace period, if any; or

8.1.9 Bankruptcy; Cessation. Any Borrower or Guarantor shall (a) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (b) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (f) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (g) take any corporate action for the purpose of effecting any of the foregoing; or

8.1.10 Involuntary Bankruptcy. An involuntary petition or complaint shall be filed against any Borrower or Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of any Borrower or any Subsidiary or any Guarantor, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

8.1.11 Judgment-Borrower. A judgment in excess of $250,000 shall be rendered against any Borrower and shall remain undischarged, undismissed and unstayed for more than sixty (60) days (except judgments validly covered by insurance with a deductible of not more than $500,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any portion of the Collateral or other assets of any Borrower, any Subsidiary or any Guarantor in excess of $250,000 by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

8.1.12 Judgment- Guarantor. One or more judgments in excess of $10,000,000 in the aggregate shall be rendered against Guarantor and shall remain undischarged, undismissed and unstayed for more than sixty (60) days (except judgments validly covered by insurance with a deductible of not more than $500,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any portion the assets of Guarantor in excess of $10,000,000 by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

8.1.13 Revocation of Guaranty. Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

8.1.14 Lease; Use. Except as otherwise provided in this Agreement, the lease of any Property to any Person, or any Borrower shall cease to use and occupy any Property in the same manner as it currently uses and occupies such Property; or

8.1.15 Material Loss. Loss, theft, damage or destruction of any material portion of any Property for which there is either no insurance coverage or for which, in the reasonable opinion of Lender, there is insufficient insurance coverage; or

8.1.16 Material Adverse Change. There shall occur any change in the condition (financial or otherwise) of any Borrower and/or Guarantor, which, in the reasonable opinion of Lender, could have a Material Adverse Effect; or

8.1.17 Transfer of Property. Sale, transfer or any conveyance, whether voluntary or involuntary of any Property; or

8.1.18 Change in Control. A Change in Control of any Borrower in violation of Section 6.14 or a Change in Control of Guarantor in violation of the Guaranty Agreement; or

8.1.19 Abandonment of Property. Any Property shall be abandoned or not continuously occupied for a period of one-hundred eighty (180) days; or

8.1.20 Operation of Property. Any Property shall be occupied or operated by any Person that is not an Affiliate of Guarantor.

8.2 Remedies. If an Event of Default shall have occurred and be continuing, Lender may at its option take any or all of the following actions with respect to each Borrower, and with respect to the Collateral provided by such Borrower as collateral for the Loans made to it:

8.2.1 Acceleration. Lender may declare any or all Obligations (other than Obligations under any Swap Agreements, between Borrower and Lender or any Affiliate of

Lender, which shall be due in accordance with and governed by the provisions of said Swap Agreements) to be immediately due and payable (if not earlier demanded), terminate its obligation to make Loans and other extensions of credit to Borrower, bring suit against Borrower to collect such Borrower’s respective Obligations, exercise any remedy available to Lender hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

8.2.2 UCC Rights. Without waiving any of its other rights hereunder or under any other Loan Document, Lender shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. Borrower agrees that any notice by Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five (5) days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

8.2.3 Collection. Lender may demand, collect and sue for proceeds of any Collateral (either in the respective Borrower’s name or Lender’s name at the latter’s option), with the right to enforce, compromise, settle or discharge any such amounts.

8.2.4 Foreclosure. (a) Lender may exercise any or all of Lender’s remedies under the Mortgage or other Loan Documents including, without limitation, acceleration of the maturity of all payments and Obligations, other than Obligations under any Swap Agreements with Lender or any of its Affiliates, which shall be due in accordance with and governed by the provisions of said Swap Agreements; (b) Lender may take immediate possession of each, any and all Property or any part thereof (which Borrower agrees to surrender to Lender) and manage, control or lease the same to such Persons and at such rental as it may deem proper and collect and apply Rents (as defined in the Mortgage) to the payment of: (i) the Obligations, together with all costs and attorneys’ fees; (ii) all Impositions (as defined in the Mortgage) and any other levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (iii) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of each, any and all Property and the management and operation thereof; all in such order or priority as Lender in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of each, any and all Property; (c) Lender may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate each, any and all Property or any part thereof, and to apply the Rents therefrom as hereinabove provided. In the event of such application, Borrower consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Borrower, without regard to whether Borrower has committed waste or permitted deterioration of each, any or all of Borrower’s Property, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Borrower or any other person, firm or corporation who or which may be liable for the payment of the Obligations; (d) Lender may exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon the Mortgage and sale of each, any and all Property, or any part of the Property, at public sale conducted according to applicable law (referred to as “Sale”) and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied; (e) With respect to any portion of each, any and all Property governed by the Code, Lender shall have all of the rights and remedies of a secured party thereunder. Lender may elect to foreclose upon any Property that is Fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property; (f) Lender may bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price; and (g) Lender shall apply the proceeds of Sale, first to any fees or attorney fees permitted Lender by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Lender by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

8.3 Receiver. In addition to any other remedy available to it, Lender shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Lender in connection with such receivership shall bear interest at the Default Rate, at Lender’s option, and shall be secured by all Collateral.

9. Indemnification.

Each Borrower shall protect, indemnify and save harmless Lender from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Lender on account of or in connection with (a) the Loan Documents or any failure or alleged failure of such Borrower to comply with any of the terms of, or the inaccuracy or breach of any representation in, the Loan Documents; (b) the Collateral or any claim of loss or damage to the Property or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Property or the use, occupancy or operation thereof, (c) any failure or alleged failure of such Borrower to comply with any law, rule or regulation applicable to it or to the Property or the use, occupancy or operation of the Property (including, without limitation, the failure to pay any taxes, fees or other charges), (d) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Lender relating in any way to or any matter contemplated by the Loan Documents, (e) any claim for brokerage fees or such other commissions relating to the Property or any other Obligations, or (f) any and all liability arising from any leases related to the Property. Nothing contained herein shall require any Borrower to indemnify Lender for any Damages resulting from Lender’s gross negligence or its willful and wrongful acts, and such indemnity shall be effective only to the extent of any Damages that may be sustained by Lender in excess of any net proceeds received by it from any insurance of such Borrower (other than self-insurance) with respect to such Damages. The indemnity provided for herein shall survive payment of the Obligations and shall extend to the officers, directors, employees and duly authorized agents of Lender. In the event the Lender incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Obligations from the date incurred until paid and shall be payable on demand.

10. Miscellaneous.

10.1 No Waiver, Remedies Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

10.2 Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Obligations are outstanding, there exists any commitment by Lender to Borrower, and until this Agreement is formally terminated in writing.

10.3 Indemnity By Borrower; Expenses. In addition to all other Obligations, each Borrower agrees to defend, protect, indemnify and hold harmless Lender and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fines, fees, costs and expenses (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses, and fees, costs and expenses for investigations and experts) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (a) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of such Borrower and such Borrower’s operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Lender’s Liens in the Collateral, maintenance of the Loan by Lender, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Obligations, (b) any suit, investigation, action or proceeding by any Person (other than such Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Lender’s furnishing of funds to such Borrower under this Agreement, (c) Lender’s preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees and disbursements of counsel for Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (d) periodic field exams, audits and Appraisals performed by Lender pursuant to Sections 5.1 and 5.23 hereof; (e) any civil penalty or fine assessed by OFAC against Lender or any Affiliate of Lender and all reasonable costs and expense (including counsel fees and disbursements) incurred in connection with defense thereof by Lender or such Affiliate, as a result of the funding of

Loans or the extension of credit, the acceptance of payments due under the Loan Documents or any Swap Agreement or acceptance of Collateral, and/or (f) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee’s gross negligence or willful misconduct. If any Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or such Borrower’s or Lender’s interests therein, Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Obligations entitled to the benefit and security of the Loan Documents. In addition, each Borrower agrees to pay and save Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender or such Borrower with respect to the applicability of such tax. Each Borrower’s obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Lender shall be part of the Obligations, secured by the Collateral, chargeable against such Borrower’s loan account, and shall survive termination of this Agreement.

10.4 Notices. Any notice or other communication hereunder or under the Notes to any party hereto or thereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, telegram, or registered or certified United States mail with return receipt and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed or, if sent via United States mail, when receipt signed by the receiver, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Lender:	Wachovia Bank, National Association
Mail Code VA7628
P. O. Box 13327
Roanoke, VA 24040

-and-

Wachovia Financial Services, Inc.
c/o Wachovia Bank, National Association
Mail Code VA7628
P. O. Box 13327
Roanoke, VA 24040

-or-

Wachovia Bank, National Association
Mail Code VA7628
10 South Jefferson Street
Roanoke, VA 24011

-and-

Wachovia Financial Services, Inc.
c/o Wachovia Bank, National Association
Mail Code VA7628
10 South Jefferson Street
Roanoke, VA 24011

with copies to:	Wachovia Dealer Services
100 North Main Street (NC6740)
Winston-Salem, NC 27150
Attn.: National Accounts Director

-and-

Marcus, Brody, Ford, Kessler & Sahner, L.L.C.
5 Becker Farm Road
Roseland, NJ 07068
Attn.: Jane L. Brody, Esq.

Borrower:	At the address set forth on Exhibit 10.4 hereof.

with copies to:	Asbury Automotive Group, Inc. 622 Third Avenue, 37th Floor New York, NY 10017
Attn: Vice President - General Counsel

-and-

Asbury Automotive Group, Inc. 622 Third Avenue, 37th Floor New York, NY 10017
Attn: Vice President - Corporate Development & Real Estate

-and-

Hill Ward Henderson
101 East Kennedy Boulevard, Suite 3700
Tampa, Florida 33602
Attn: R. James Robbins, Jr.

10.5 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of the Jurisdiction and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

10.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each Borrower and Lender, and their respective successors and assigns.

10.7 Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

10.8 No Usury. Regardless of any other provision of this Agreement, the Notes or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (a) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of each Note and not to the payment of interest, and (b) if the Loan evidenced by such Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

10.9 Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

10.10 Approvals; Amendments. If this Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the sole and absolute discretion of Lender unless otherwise specified herein. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender and may not be modified in any manner adverse to a provider under any secured or guarantied Swap Agreement without that provider’s prior written consent.

10.11 Assignments and Participation. Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and any such assignment made without such consent will be void. Lender may from time to time, without the consent of Borrower, sell, transfer, pledge, assign and convey the Note, the Loan and the Loan Documents (or any interest therein), and delegate any and all of its obligations with respect thereto, and may grant participations in the Loan to another financial institution or other Person on terms and conditions reasonably acceptable to Lender and split the Loan into multiple parts, or the Note into multiple component notes or tranches. In connection with any such sale, transfer, assignment, conveyance or participation, Lender may, acting for this purpose as an agent of Borrower, maintain at its offices a register for the recordation of the names and addresses of Lender’s participants or assignees, and the amount and terms of Lender’s sales, transfers, assignments, conveyances and participations including specifying any such participant’s or assignee’s entitlement to payments of principal and interest, and any payments made, with respect to each such sale, transfer, assignment, conveyance or participation. Upon prior notice to Borrower of such participation or assignment, Borrower shall thereafter furnish to such participant or assignee any information furnished by Borrower to Lender pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Lender from pledging or assigning this Agreement and Lender’s rights under any of the other Loan Documents, including Collateral therefor, to any Federal Reserve Lender in accordance with applicable law.

10.12 Dealings with Multiple Borrowers. If more than one Person is named as Borrower hereunder, Lender shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Lender hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints its Senior Officers as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Lender to enter into the terms hereof and to consummate the transactions contemplated hereby.

10.13 Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of N.C.G.S. 26-7, et seq. or any other law requiring Lender to attempt to realize upon any Collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Lender and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (a) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (b) any exchange, release or non-perfection of any Collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Obligations.

10.14 Integration; Final Agreement. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

10.15 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (A) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (B) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

10.16.	BINDING ARBITRATION; PRESERVATION OF REMEDIES.

10.16.1. Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy between parties hereto arising out of or relating to this Agreement or any other Loan Documents shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Swap Agreements.

10.16.2. Special Rules. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

10.16.3. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought.

The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (a) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (b) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (c) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (d) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute.

10.16.4. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Master Loan Agreement to be duly executed under seal as of the day and year first above written.

Property 1	CH MOTORS, LTD., a Florida limited partnership

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 2	CN MOTORS, LTD., a Florida limited partnership

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President
Property 3 BRIDGE	C&O PROPERTIES, LTD., a Florida limited partnership

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 4	COGGIN CARS L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 5	COGGIN CHEVROLET L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 6	AVENUES MOTORS, LTD., a Florida limited partnership

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 7	AF MOTORS, L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

And

ALM MOTORS, L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 8	ASBURY-DELAND IMPORTS, L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 9	HFP MOTORS L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 10	CFP MOTORS, LTD., a Florida limited partnership

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 11	CROWN GHO L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 12	CROWN GDO L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 13	CROWN GPG L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 14 BRIDGE	CROWN CHV L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 15	CROWN RIB L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 16	CROWN MOTORCAR COMPANY L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 17	ASBURY ATLANTA LEX L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 18	ASBURY ATLANTA JAGUAR L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 19	PREMIER NSN L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 20	NP FLM L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 21	ASBURY AUTOMOTIVE ATLANTA L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 22 and 23	MCDAVID IRVING-HON, L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 24	ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 25	MCDAVID PLANO-ACRA, L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 26, 30, 31 and 32	MCDAVID HOUSTON-HON, L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 27 and 29	MCDAVID HOUSTON-NISS, L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Property 28	MCDAVID AUSTIN-ACRA, L.L.C., a Delaware limited liability company

	By:	/s/ Craig Monaghan
Craig Monaghan, its Vice President

Accepted in Winston-Salem, North Carolina:

WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Michael R. Burkitt
Michael R. Burkitt, Senior Vice President

WACHOVIA FINANCIAL SERVICES, INC.

	By:	/s/ Michael R. Burkitt
Michael R. Burkitt, Senior Vice President

SCHEDULE OF EXHIBITS

Exhibit	Section Reference	Title
A-1	2.1.1	Bridge Loan Amounts

A-2	2.1.2	Bridge Note

A-3	2.1.3	Bridge Loan Property

A-4	2.1.4	Term Loan Amounts

A-5	2.1.5	Term Note

A-6	2.1.6	Term Loan Property

Article 4 Exhibits:

4.3	4.3 (“Financial Condition”)	Direct or Contingent Liabilities

4.4	4.4 (“Litigation”)	Litigation

4.7	4.7 (“Title”)	Title Exceptions

4.9	4.9 (“Jurisdiction of Organization”)	Offices of Borrower

4.13	4.13 (“Environmental”)	Environmental Disclosures

4.20	4.20 (“Condemnation”)	Condemnation Events

4.21	4.21 (“Use and Operation of Property”)	Uses and Franchises

4.22	4.22 (“Certificate of Occupancy; Licenses”)	Certificates of Occupancy; Licenses

4.24	4.24 (“Physical Condition”)	Physical Condition Disclosures

Article 5 Exhibits:

5.8	5.8 (“Non-Default Certificate From Borrower”)	No Default Certificate

5.15	5.15 (“Subordination”)	Section 9.14 of the Revolving Credit Agreement

Article 6 Exhibits:

6.1	6.1 (“Debt”)	Scheduled Permitted Debt

Article 10 Exhibits:

10.4	10.4 (“Notices”)	Notices to Borrower

EXHIBIT A-1

BRIDGE LOAN AMOUNTS

Name of Bridge Loan Borrower	Original Principal Amount of Bridge Loan
C&O Properties, Ltd.	$3,485,000
Crown CHV L.L.C.	$5,015,000
Asbury Automotive Texas Real Estate Holdings, L.L.C.	$2,975,000

EXHIBIT A-2

BRIDGE NOTE

$

June     , 2008

[Name of Borrowing Entity]

(Hereinafter referred to as “Borrower”)

Wachovia Bank, National Association

Charlotte, North Carolina 28202

(Hereinafter referred to as “Lender”)

Borrower promises to pay to the order of Lender, in lawful money of the United States of America at its office indicated above or wherever else Lender may specify, the sum of                                          Dollars ($            ) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Bridge Promissory Note (including all renewals, extensions or modifications hereof, this “Bridge Note”).

LOAN AGREEMENT. This Bridge Note is subject to the provisions of that certain Master Loan Agreement between Lender, Wachovia Financial Services, Inc., Borrower and certain Affiliates of Borrower of even date herewith, as modified from time to time (the “Loan Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement. This Bridge Note is entitled to the benefits of, and evidences Obligations incurred under, the Loan Agreement, to which reference is made for a description of the security for this Bridge Note and for a statement of the additional terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Bridge Note and on which such Obligations may be declared to be immediately due and payable.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan evidenced by this Bridge Note for the commercial purposes of Borrower, as follows: to finance the purchase of the real estate and improvements located at                                          .

SECURITY. Borrower has granted Lender a security interest in the Collateral described in the Loan Documents, including, but not limited to, real property collateral described in that certain Mortgage of even date herewith made by Borrower for the benefit of Lender.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Bridge Note during each Interest Period from the date hereof at a rate per annum equal to 1-month LIBOR plus 2.95% (“Interest Rate”). Interest for each Interest Period shall accrue each day during such

Interest Period, commencing on and including the first day to but excluding the last day. “Interest Period” means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due 1 month thereafter; provided (i) the first Interest Period shall commence on the date hereof and end on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Bridge Note shall end on the maturity date of this Bridge Note. “LIBOR” means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as reported on Telerate Successor Page 3750 as of 11:00 a.m., London time, on the second London business day before such Interest Period begins (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation).

INDEMNIFICATION. Borrower shall indemnify Lender against Lender’s loss or expense as a consequence of (i) Borrower’s failure to make any payment when due under this Bridge Note, (ii) any payment or prepayment of any loan on a day other than the last day of the Interest Period, or (iii) any failure to make a borrowing after giving notice thereof (“Indemnified Loss or Expense”). The amount of such Indemnified Loss or Expense shall be determined by Lender based upon the assumption that Lender funded 100% of that portion of the loan in the London interbank market.

DEFAULT RATE. In addition to all other rights contained in this Bridge Note, if an Event of Default occurs and as long as an Event of Default continues, all outstanding Obligations, other than Obligations under any Swap Agreements between Borrower and Lender or its Affiliates, shall bear interest at the Interest Rate plus 3% (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding the nominal rate.

REPAYMENT TERMS. This Bridge Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on July 4, 2008, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on December 4, 2008.

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations of Borrower shall be applied to accrued interest and then to principal. If an Event of Default occurs, monies may be applied to the Obligations of Borrower in any manner or order deemed appropriate by Lender.

If any payment received by Lender under this Bridge Note or other Loan Documents is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Bridge Note or other Loan Documents as though such payment had not been made.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to 5% of each payment past due for 10 or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender’s reasonable expenses actually incurred to enforce or collect any of the Obligations of Borrower including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Bridge Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Bridge Note shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. An event of default (“Event of Default”) under this Bridge Note shall exist if there shall be an Event of Default under any of the Loan Documents.

REMEDIES UPON DEFAULT. If an Event of Default occurs under this Bridge Note or any Loan Documents, Lender may at any time thereafter, take the following actions: Lender Lien. Foreclose its security interest or lien against Borrower’s Collateral without notice. Acceleration Upon Default. Accelerate the maturity of this Bridge Note and, at Lender’s option, any or all other Obligations, other than Obligations under any Swap Agreements between Borrower and Lender, or its Affiliates, which shall be due in accordance with and governed by the provisions of said Swap Agreements; whereupon this Bridge Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Event of Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Bridge Note, all Obligations (other than Obligations under any Swap Agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Bridge Note and other Loan Documents, or as provided by law or equity.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Bridge Note and other Loan Documents shall be valid unless in writing and signed by an officer of

Lender. No waiver by Lender of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or the same Default or Event of Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Bridge Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except to the extent otherwise provided by the Loan Documents or prohibited by law, Borrower and each other Person liable under this Bridge Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, Borrower agrees that Lender may (i) extend, modify or renew this Bridge Note or make a novation of the loan evidenced by this Bridge Note, and/or (ii) grant releases, compromises or indulgences with respect to any collateral securing this Bridge Note, or with respect to Borrower or any other Person liable under this Bridge Note or any other Loan Documents, all without notice to or consent of Borrower and other such Person, and without affecting the liability of Borrower and other such Person; provided, Lender may not extend, modify or renew this Bridge Note or make a novation of the loan evidenced by this Bridge Note without the consent of Borrower, or if there is more than one Borrower, without the consent of at least one Borrower; and further provided, if there is more than one Borrower, Lender may not enter into a modification of this Bridge Note which increases the burdens of a Borrower without the consent of that Borrower.

MISCELLANEOUS PROVISIONS. Assignment. This Bridge Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender’s interests in and rights under this Bridge Note and the other Loan Documents are freely assignable, in whole or in part, by Lender. In addition, nothing in this Bridge Note or any of the other Loan Documents shall prohibit Lender from pledging or assigning this Bridge Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Bridge Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and interpreted in accordance with the laws of the state named in Lender’s address on the first page hereof without regard to that state’s conflict of laws principles. If the terms of this Bridge Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Bridge Note shall control. Swap Agreements. All Swap Agreements, if any, between Borrower and Lender or its Affiliates are independent agreements governed by the written provisions of said Swap Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Bridge Note, except as otherwise expressly provided in said written Swap Agreements, and any payoff statement from Lender relating to this Bridge Note shall not apply to said Swap Agreements except as otherwise expressly provided in such payoff statement. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in the Lender’s address on the first page hereof. Severability. If any provision of this

Bridge Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Bridge Note or other such document. Payments. All payments which are not wire transferred as provided herein shall be mailed to Lender at Commercial Loan Payment, Linden Center NC 6885, 100 N. Main Street, Winston-Salem, NC 27101; or other such address as provided by Lender in writing or wire transferred to Lender as follows: Wachovia Bank, N.A., ABA#                    , Beneficiary Account #                    , Commercial Loan Service Attn: Payments                      For Credit to:                     , Type of payment (principal, interest, penalty, late charge, other). Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Lender, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Lender may specify in writing from time to time. Notices to Lender must include the mail code. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Lender may, in its sole discretion, make other advances in accordance with the terms of the Loan Agreement and/or Mortgage which shall be deemed to be advances under this Bridge Note, even though the stated principal amount of this Bridge Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the address for payments set forth above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. If there is more than one Borrower, each is jointly and severally obligated together with all other parties obligated for the Obligations. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION,

MEDIATION, JUDICIALLY OR OTHERWISE. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts. Final Agreement. This Bridge Note and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, or claims arising from documents executed in the future, but shall specifically exclude claims brought as or converted to class actions. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Lender first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE AS TO WHICH BINDING ARBITRATION HAS BEEN DEMANDED.

(Signatures on following page)

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Bridge Note to be duly executed under seal.

Property	[Name of Borrowing Entity]

BRIDGE

By:
Craig Monaghan, its Vice President

EXHIBIT A-3

BRIDGE LOAN PROPERTY

Name of Bridge Loan Borrower	Bridge Loan Property	Property No.
C&O Properties, Ltd.	9401 Atlantic Boulevard, Jacksonville, Duval County, Florida	No. 3

Crown CHV L.L.C.	1730 US Highway 15-501 North (N. Fordham Road), Chapel Hill, Orange County, North Carolina	No. 14

Asbury Automotive Texas Real Estate Holdings, L.L.C.	3900 West Airport Freeway, Irving, Dallas County, Texas	No. 24

EXHIBIT A-4

TERM LOAN AMOUNTS

Name of Term Loan Borrower	Original Principal Amount of Term Loan
CH Motors, Ltd.	$7,275,000
CN Motors, Ltd.	$4,106,250
Coggin Cars L.L.C.	$5,531,250
Coggin Chevrolet L.L.C. (	$5,775,000
Avenues Motors Ltd.	$5,700,000
AF Motors, L.L.C. and ALM Motors, L.L.C.	$6,750,000
Asbury-Deland Imports, L.L.C.	$2,325,000
HFP Motors L.L.C.	$7,350,000
CFP Motors, Ltd.	$7,725,000
Crown GHO L.L.C.	$7,875,000
Crown GDO L.L.C.	$7,106,250
Crown GPG L.L.C.	$1,856,250
Crown RIB L.L.C.	$7,631,250
Crown Motorcar Company L.L.C.	$2,625,000
Asbury Atlanta Lex L.L.C.	$9,057,500
Asbury Atlanta Jaguar L.L.C.	$4,892,500
PREMIER NSN L.L.C.	$2,925,000
NP FLM L.L.C.	$1,800,000
Asbury Automotive Atlanta, L.L.C.	$5,906,250
McDavid Irving-Hon L.L.C.	$13,050,000
Such loan amount shall be
allocated as to each
Property owned by
McDavid Irving-Hon
L.L.C. for purposes of
Section 2.4.4 as follows:

Property No. 22 (as
identified on Exhibit A-6):
$7,350,000

Property No. 23: $5,700,000

McDavid Plano-Acra, L.L.C.	$5,625,000
McDavid Houston-Hon, L.L.C.	$8,917,500
Such loan amount shall be
allocated as to each
Property owned by
McDavid Houston-Hon,
L.L.C. for purposes of
Section 2.4.4 as follows:

Property Nos. 26 and 32:
$7,293,750

Property No. 30: $937,500

Property No. 31: 686,250

McDavid Houston-Niss, L.L.C.	$5,381,250
Such loan amount shall be allocated as to each Property owned by McDavid Houston-Niss, L.L.C. for purposes of Section 2.4.4 as follows: Property No. 27: $4,640,625 Property No. 29: $740,625
McDavid Austin-Acra, L.L.C.	$2,446,875

EXHIBIT A-5

TERM NOTE

TERM PROMISSORY NOTE

$

June     , 2008

[Name of Borrowing Entity]

(Hereinafter referred to as “Borrower”)

[Wachovia Bank, National Association]

[Wachovia Financial Services, Inc.]

Charlotte, North Carolina 28202

(Hereinafter referred to as “Lender”)

Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at its office indicated above or wherever else Lender may specify, the sum of                                          and      /100 Dollars ($            ) or such sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Term Promissory Note (including all renewals, extensions or modifications hereof, this “Term Note”).

LOAN AGREEMENT. This Term Note is subject to the provisions of that certain Master Loan Agreement between Lender, [Wachovia Bank, National Association or Wachovia Financial Services, Inc.] Borrower and certain Affiliates of Borrower of even date herewith, as modified from time to time (the “Loan Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement. This Term Note is entitled to the benefits of, and evidences Obligations incurred under, the Loan Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the additional terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Note and on which such Obligations may be declared to be immediately due and payable.

USE OF PROCEEDS. Borrower shall use the proceeds of the loan evidenced by this Term Note for the commercial purposes of Borrower, as follows: to finance the purchase of the real estate and improvements located at                                         .

SECURITY. Borrower has granted Lender a security interest in the Collateral described in the Loan Documents, including, but not limited to, real property collateral described in that certain Mortgage of even date herewith made by Borrower for the benefit of Lender.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Term Note during each Interest Period from the date hereof at a rate per annum equal to 1-month LIBOR plus 2.95% (“Interest Rate”). Interest for each Interest Period shall accrue each day during such Interest Period, commencing on and including the first day to but excluding the last day. “Interest Period” means each period commencing on the last day of the immediately preceding Interest Period and ending on the same day of the month that interest is due 1 month thereafter; provided (i) the first Interest Period shall commence on the date hereof and end on the first day thereafter that interest is due, (ii) any Interest Period that ends in a month for which there is no day which numerically corresponds to the last day of the immediately preceding Interest Period shall end on the last day of the month and (iii) any Interest Period that would otherwise extend past the maturity date of this Term Note shall end on the maturity date of this Term Note. “LIBOR” means, with respect to each Interest Period, the rate for U.S. dollar deposits with a maturity equal to the number of months specified above, as reported on Telerate Successor Page 3750 as of 11:00 a.m., London time, on the second London business day before such Interest Period begins (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation).

INDEMNIFICATION. Borrower shall indemnify Lender against Lender’s loss or expense as a consequence of (i) Borrower’s failure to make any payment when due under this Term Note, (ii) any payment or prepayment of any loan on a day other than the last day of the Interest Period, or (iii) any failure to make a borrowing after giving notice thereof (“Indemnified Loss or Expense”). The amount of such Indemnified Loss or Expense shall be determined by Lender based upon the assumption that Lender funded 100% of that portion of the loan in the London interbank market.

DEFAULT RATE. In addition to all other rights contained in this Term Note, if an Event of Default occurs and as long as an Event of Default continues, all outstanding Obligations, other than Obligations under any Swap Agreements between Borrower and Lender or its Affiliates, shall bear interest at the Interest Rate plus 3% (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/360). Interest and fees, if any, shall be computed on the basis of a 360-day year for the actual number of days in the applicable period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding the nominal rate.

REPAYMENT TERMS. This Term Note shall be due and payable in consecutive monthly payments of principal equal to $             plus accrued interest, commencing on June 4, 2008, and continuing on the same day of each month thereafter until fully paid. In any event, all principal and accrued interest shall be due and payable on June 4, 2013.

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations of Borrower shall be applied to accrued interest and then to principal. If an Event of Default occurs, monies may be applied to the Obligations of Borrower in any manner or order deemed appropriate by Lender.

If any payment received by Lender under this Term Note or other Loan Documents is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Term Note or other Loan Documents as though such payment had not been made.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Lender a late charge equal to 5% of each payment past due for 10 or more days. This late charge shall not apply to payments due at maturity or by acceleration hereof, unless such late payment is in an amount not greater than the highest periodic payment due hereunder.

Acceptance by Lender of any late payment without an accompanying late charge shall not be deemed a waiver of Lender’s right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender’s reasonable expenses actually incurred to enforce or collect any of the Obligations of Borrower including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Term Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Term Note shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

DEFAULT. An event of default (“Event of Default”) under this Term Note shall exist if there shall be an Event of Default under any of the Loan Documents.

REMEDIES UPON DEFAULT. If an Event of Default occurs under this Term Note or any Loan Documents, Lender may at any time thereafter, take the following actions: Lender Lien. Foreclose its security interest or lien against Borrower’s Collateral without notice. Acceleration Upon Default. Accelerate the maturity of this Term Note and, at Lender’s option, any or all other Obligations, other than Obligations under any Swap Agreements between Borrower and Lender, or its Affiliates, which shall be due in accordance with and governed by the provisions of said Swap Agreements; whereupon this Term Note and the accelerated Obligations shall be immediately due and payable; provided, however, if the Event of Default is based upon a bankruptcy or insolvency proceeding commenced by or against Borrower or any guarantor or endorser of this Term Note, all Obligations (other than Obligations under any Swap Agreement as referenced above) shall automatically and immediately be due and payable. Cumulative. Exercise any rights and remedies as provided under the Term Note and other Loan Documents, or as provided by law or equity.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Term Note and other Loan Documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or the same Default or Event of Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Term Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Except to the extent otherwise provided by the Loan Documents or prohibited by law, Borrower and each other Person liable under this Term Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, Borrower agrees that Lender may (i) extend, modify or renew this Term Note or make a novation of the loan evidenced by this Term Note, and/or (ii) grant releases, compromises or indulgences with respect to any collateral securing this Term Note, or with respect to Borrower or any other Person liable under this Term Note or any other Loan Documents, all without notice to or consent of Borrower and other such Person, and without affecting the liability of Borrower and other such person; provided, Lender may not extend, modify or renew this Term Note or make a novation of the loan evidenced by this Term Note without the consent of Borrower, or if there is more than one Borrower, without the consent of at least one Borrower; and further provided, if there is more than one Borrower, Bank may not enter into a modification of this Term Note which increases the burdens of a Borrower without the consent of that Borrower.

MISCELLANEOUS PROVISIONS. Assignment. This Term Note and the other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender’s interests in and rights under this Term Note and the other Loan Documents are freely assignable, in whole or in part, by Lender. In addition, nothing in this Term Note or any of the other Loan Documents shall prohibit Lender from pledging or assigning this Term Note or any of the other Loan Documents or any interest therein to any Federal Reserve Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Term Note and, unless otherwise provided in any other Loan Document, the other Loan Documents shall be governed by and interpreted in accordance with the laws of the state named in Lender’s address on the first page hereof without regard to that state’s conflict of laws principles. If the terms of this Term Note should conflict with the terms of any loan agreement or any commitment letter that survives closing, the terms of this Term Note shall control. Swap Agreements. All Swap Agreements, if any, between Borrower and Lender or its Affiliates are independent agreements governed by the written provisions of said Swap Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Term Note, except as otherwise expressly provided in said written Swap Agreements, and any payoff statement from Lender relating to this Term Note shall not apply to said Swap Agreements except as otherwise expressly provided in such payoff statement. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in the Lender’s address on the first page hereof. Severability. If any provision of this Term Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Note or other such document. Payments. All payments which are not wire transferred as provided herein shall be mailed to Lender at Commercial Loan Payment, Linden Center NC 6885, 100 N. Main Street, Winston-Salem, NC 27101; or other such address as provided by Lender in writing or wire transferred to Lender as follows: Wachovia Bank, N.A., ABA#            , Beneficiary Account #                        , Commercial Loan Service Attn: Payments                          For Credit to:                         , Type of payment (principal, interest, penalty, late charge, other). Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Lender, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Lender may specify in writing from time to time. Notices to Lender must include the mail code. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to Borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual, person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Advances. Lender may, in its sole discretion, make other advances in accordance with the terms of the Loan Agreement and/or Mortgage which shall be deemed to be advances under this Term Note, even though the stated principal amount of this Term Note may be exceeded as a result thereof. Posting of Payments. All payments received during normal banking hours after 2:00 p.m. local time at the address for payments set forth above shall be deemed received at the opening of the next banking day. Joint and Several Obligations. If there is more than one Borrower, each is jointly and severally obligated together with all other parties obligated for the Obligations. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time. LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO,

INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE. Patriot Act Notice. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts. Final Agreement. This Term Note and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of or relating to the Loan Documents between parties hereto (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, or claims arising from documents executed in the future, but shall specifically exclude claims brought as or converted to class actions. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Lender first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE AS TO WHICH BINDING ARBITRATION HAS BEEN DEMANDED.

(Signatures on following page)

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Term Note to be duly executed under seal.

By:	(SEAL)
Name:
Title:

EXHIBIT A-6

TERM LOAN PROPERTY

Name of Term Loan Borrower	Term Loan Property	Property No.
CH Motors, Ltd.	11003 Atlantic Blvd., Jacksonville, Duval County, Florida	No. 1
CN Motors, Ltd.	10600 Atlantic Blvd., Jacksonville, Duval County, Florida	No. 2
Coggin Cars L.L.C.	10564 Phillips Highway, Jacksonville, Duval County, Florida	No. 4
Coggin Chevrolet L.L.C. (	10880 Phillips Highway, Jacksonville, Duval County, Florida	No. 5
Avenues Motors Ltd.	10859 Phillips Highway, Jacksonville, Duval County, Florida	No. 6
AF Motors, L.L.C. and ALM Motors, L.L.C.	2655 N. Volusia Avenue, Orange City, Volusia County, Florida	No. 7
Asbury-Deland Imports, L.L.C.	1580 S. Woodland, Deland, Volusia County, Florida	No. 8
HFP Motors L.L.C.	4450 US 1 South, Ft. Pierce, St. Lucie County, Florida	No. 9
CFP Motors, Ltd.	4500 US 1 South, Ft. Pierce, St. Lucie County, Florida	No. 10
Crown GHO L.L.C.	3633 W. Wendover Avenue, Greensboro, Guilford County, North Carolina	No. 11
Crown GDO L.L.C.	3710 W. Wendover Street, Greensboro, Guilford County, North Carolina	No. 12
Crown GPG L.L.C.	719 Camann Street, Greensboro, Guilford County, North Carolina	No. 13
Crown RIB L.L.C.	8704 and 8710 W. Broad Street, Richmond, Henrico County, Virginia	No. 15
Crown Motorcar Company L.L.C.	1295 Richmond Road, Charlottesville, Albermarle County, Virginia	No. 16
Asbury Atlanta Lex L.L.C.	980 Mansell Road, Roswell, Fulton County, Georgia	No. 17
Asbury Atlanta Jaguar L.L.C.	11507 Alpharetta Highway, Roswell, Fulton County, Georgia	No. 18
PREMIER NSN L.L.C.	1 Commercial Drive & Col. Glenn Rd, Little Rock, Pulaski County, Arkansas	No. 19
NP FLM L.L.C.	5500 Starita Dr., Sherwood, Pulaski County, Arkansas	No. 20
Asbury Automotive Atlanta, L.L.C.	2500 Button Gwinnett Drive, Atlanta, Gwinnett County, Georgia	No. 21
McDavid Irving-Hon, L.L.C.	3650 & 3700 West Airport Freeway, Irving, Dallas County, Texas	No. 22
McDavid Irving-Hon, L.L.C.	3600 West Airport Freeway, Irving, Dallas County, Texas	No. 23
McDavid Plano-Acra, L.L.C.	4051 West Plano Parkway, Plano, Collin County, Texas	No. 25
McDavid Houston-Hon, L.L.C.	11200 Gulf Freeway, Houston, Harris County, Texas	No. 26
McDavid Houston-Niss, L.L.C.	11911 Gulf Freeway and 10540 Almeda Genoa, Houston, Harris County, Texas	No. 27
McDavid Austin-Acra, L.L.C.	13553 Research Blvd., Austin, Williamson County, Texas	No. 28
McDavid Houston-Niss, L.L.C.	109 Winkler Drive, Houston, Harris County, Texas	No. 29
McDavid Houston-Hon, L.L.C.	Property adjacent to 11200 Gulf Freeway (McDavid Honda), Houston, Harris County, Texas	No. 30
McDavid Houston-Hon, L.L.C.	11304 Gulf Freeway (adjacent to 11200 Gulf Freeway, McDavid Honda), Houston, Harris County, Texas	No. 31
McDavid Houston-Hon, L.L.C.	Retention Pond adjacent to McDavid Honda (11200 Gulf Freeway), Houston, Harris County, Texas	No. 32